UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2021

Frontier Communications Parent, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-11001	86-2359749
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

401 Merritt 7, Norwalk, Connecticut 06851

(Address of principal executive offices) (Zip Code)

(203) 614-5600

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FYBR	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Departure of Sheldon Bruha

On June 2, 2021, Frontier Communications Parent, Inc. (the “Company”) announced that Sheldon Bruha, Executive Vice President and Chief Financial Officer of the Company, will be departing from his position effective as of June 14, 2021, in order to pursue other opportunities. There were no disagreements between Mr. Bruha and the Company.

Mr. Bruha will remain with the Company for a short transition period in order to assist the Company with the transition of his duties, pursuant to a Transition Agreement expected to be entered into between Mr. Bruha and the Company. Pursuant to the terms of the Transition Agreement, Mr. Bruha will receive a severance payment equal to $1.1 million, payable over 24 months following his separation date, as well as payment of his target bonus for the second quarter of 2021 under the Company’s annual incentive plan, in consideration for his agreement to assist the Company with the transition of his duties. Mr. Bruha will remain subject to the non-competition, non-solicitation and non-disparagement provisions set forth in the Severance Agreement between Mr. Bruha and the Company dated August 5, 2019.

Appointment of Scott C. Beasley as Chief Financial Officer

In connection with Mr. Bruha’s departure, the Company announced today that Scott C. Beasley will join the Company as Executive Vice President and Chief Financial Officer of the Company, effective as of June 14, 2021.

Scott C. Beasley, 40, most recently served as Chief Financial Officer of Arcosa, Inc. (NYSE: ACA), a North American provider of infrastructure products and solutions, and he helped lead its successful public spinoff in 2018. Under his financial leadership, Arcosa debuted on public equity and debt markets, developed a new shareholder base, implemented a disciplined capital allocation program, and published its inaugural ESG Sustainability Report. Arcosa executed 13 acquisitions in a 3-year period to reposition its portfolio around growth-oriented infrastructure products. From 2017 until Arcosa’s spinoff, Mr. Beasley was Group Chief Financial Officer and Vice President of Corporate Strategy at Trinity Industries (NYSE: TRN) (“Trinity”). Mr. Beasley served as Trinity’s Vice President of Corporate Strategic Planning since 2014. Mr. Beasley was formerly an Associate Partner at McKinsey & Company, where he led operational and organizational transformations across asset-intensive industries. Mr. Beasley received an AB in Economics from Duke University and an MBA in Finance and Accounting from Northwestern University’s Kellogg School of Management.

There is no arrangement or understanding between Mr. Beasley and any other person pursuant to which Mr. Beasley was selected as an officer, and Mr. Beasley does not have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. There is no family relationship between Mr. Beasley and any director or executive officer of the Company.

On May 25, 2021, the Company and Mr. Beasley entered into an employment agreement (the “Employment Agreement”), pursuant to which he will commence employment with the Company as of June 14, 2021. The Employment Agreement provides for an annual base salary of $650,000 and a target annual bonus opportunity equal to 100% of base salary, with a maximum opportunity equal to 200% of base salary. To compensate him for amounts he forfeited from his previous employer, Mr. Beasley will also receive a sign-on bonus of $3,000,000, with 50% to be paid shortly following his start date (which amount must be repaid on an after-tax basis if Mr. Beasley is terminated for “cause” or resigns without “good reason,” (each as defined in the Employment Agreement) in each case, prior to the first anniversary of the start date), and 50% of which will be paid on the first anniversary of the start date, subject to his continued employment with the Company through such date.

Pursuant to the Employment Agreement, Mr. Beasley will receive an initial equity grant with a target value equal to $6.0 million (the “Initial Grant”), intended to cover a multi-year period. 2/3rd of the Initial Grant will be performance-based (the “PSUs”) and 1/3rd of the Initial Grant will be time-based (the “RSUs”), subject to approval by the Compensation Committee of the Board of Directors (the “Compensation Committee”). Commencing with the calendar year immediately following the end of the multi-year period applicable to the Initial Grant, Mr. Beasley will be eligible to receive an annual equity award having a target grant date value of $2.0 million.

If the Company terminates Mr. Beasley’s employment without “cause” (as defined in the Employment Agreement) (other than death or disability) or Mr. Beasley resigns for “good reason,” (as defined in the Employment Agreement), the Company will pay to Mr. Beasley the following severance benefits: (i) an amount equal to his annual base salary, payable over 12 months following the termination date, (ii) a pro-rated annual bonus for the year of termination, based on actual performance, (iii) continued healthcare coverage payments for 12 months following the termination date, and (iv) unless a more favorable treatment is provided for by the Compensation Committee, (x) all RSUs and other time-based long-term incentives that would have become vested within the 12 months following the termination date, will vest, and (y) all PSUs and other performance-based long-term incentive awards will remain outstanding and eligible to vest for the 12 month period following the termination date. If such termination occurs prior to the first anniversary of his start date, Mr. Beasley will also receive payment of the second half of the sign-on bonus.

Mr. Beasley’s receipt of the above severance payments and benefits is subject to his execution of an effective release of claims against the Company and certain of its affiliates. The Employment Agreement also provides for a 12-month post-termination non-compete and non-solicit restriction, as well as customary confidentiality and non-disparagement provisions.

Pursuant to the Employment Agreement, “good reason” is defined to include (i) a material diminution in Mr. Beasley’s annual base salary or target annual bonus opportunity, (ii) any material diminution in Mr. Beasley’s position, authority or responsibilities set forth in the Employment Agreement, (iii) failure by the Board of Directors to make the Initial Grant within 120 days following Mr. Beasley’s start date, and (iv) the Company’s material breach of the Employment Agreement.

The foregoing description is qualified in its entirety by the Employment Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K.

On June 2, 2021, the Company issued a press release regarding the foregoing. The press release is furnished herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d)    Exhibits.

Exhibit Number	Description

10.1	Employment Agreement between the Company and Scott C. Beasley, dated as of May 25, 2021

99.1	Press release issued by the Company, dated June 2, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRONTIER COMMUNICATIONS PARENT, INC.

Date: June 2, 2021	By:	/s/ Mark D. Nielsen
Mark D. Nielsen
Executive Vice President, Chief Legal & Regulatory Officer